EXHIBIT 1.1

Tularik Inc.

6,000,000 Shares

Common Stock

($0.001 Par Value)

UNDERWRITING AGREEMENT

November 10, 2003

UNDERWRITING AGREEMENT

November 10, 2003

Goldman, Sachs & Co.

SG Cowen Securities Corporation

UBS Securities LLC

SunTrust Capital Markets, Inc.

As representatives of the several Underwriters

    named in Schedule I hereto

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Ladies and Gentlemen:

Tularik Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”) an aggregate of 6,000,000 shares and, at the election of the Underwriters, up to an additional 900,000 shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company. The aggregate of 6,000,000 shares to be sold by the Company is herein called the “Firm Shares” and the aggregate of 900,000 additional shares to be sold by the Company is herein called the “Optional Shares.” The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 1 hereof are herein collectively called the “Shares.” The Shares are described in the Prospectus which is referred to below.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-67366) under the Act (the “registration statement”). Such registration statement has been declared by the Commission to be effective under the Act. The Company has filed with the Commission a Prepricing Prospectus (as defined and referred to below) pursuant to Rule 424(b) under the Act, describing the Shares and the offering thereof, in such form as has been provided to or discussed with, and approved by, the Underwriters. The Company will next file with the Commission pursuant to Rule 424(b) under the Act a final prospectus supplement to the Basic Prospectus (as defined below), describing the Shares and the offering thereof, in such form as has been provided to or discussed with, and approved, by the Underwriters.

The term “Registration Statement” as used in this Agreement means the registration statement, at the time it became effective and as supplemented or amended prior to the execution of this Agreement, including (i) all financial schedules and exhibits thereto and (ii) all documents incorporated by reference or deemed to be incorporated by reference therein. If an abbreviated registration statement is prepared and filed with the Commission in accordance with Rule 462(b) under the Act (an “Abbreviated Registration Statement”), the term “Registration Statement” includes the Abbreviated Registration Statement. The term “Basic Prospectus” as used in this Agreement means the basic prospectus dated as of September 21, 2001 and filed with the Commission pursuant to Rule 424(b) for use in connection with the offer and/or sale of the Shares pursuant to this Agreement. The term “Prepricing Prospectus” as used in this Agreement means any form of preliminary prospectus used in connection with the marketing of the Shares, including the preliminary prospectus supplement dated as of November 4, 2003 and filed with the Commission on November 4, 2003 pursuant to Rule 424(b) under the Act and any basic prospectus (whether or not in preliminary form) used with any such preliminary prospectus supplement in connection with the marketing of the Shares, in each case as any of the foregoing may be amended or supplemented by the Company. The term “Prospectus Supplement” as used in this Agreement means any final prospectus supplement specifically relating to the Shares, in the form filed with, or transmitted for filing to, the Commission pursuant to Rule 424(b) under the Act. The term “Prospectus” as used in this Agreement means the Basic Prospectus together with the Prospectus Supplement except that if such Basic Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424(b), the term “Prospectus” shall refer to the Basic Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include (i) the documents incorporated by reference therein pursuant to Form S-3 (the “Incorporated Documents”) and (ii) the copy of the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement, the Prospectus or the Incorporated Documents filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Prepricing Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) after the effective date of the Registration Statement, or the date of the Prospectus, as the case may be, deemed to be incorporated therein by reference.

The Company and the Underwriters agree as follows:

1.    Sale and Purchase.    Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $11.186 per Share, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company hereunder, provided, however, that with respect to any of the 1,452,885 Firm Shares allocated by the Underwriters for sale to Amgen Inc. and actually purchased by Amgen Inc., the purchase price is to be $11.781 per Share, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per Share set forth above in this Section 1, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder, in each case subject to adjustment in accordance with Section 8 hereof. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

The Company hereby grants to the Underwriters the right to purchase at their election up to 900,000 Optional Shares, at the purchase price per Share set forth in this Section 1, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by the Company. Any such election to purchase Optional Shares may be exercised, at any time and from time to time, only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered (such date and time being herein referred to as the “additional time of purchase”), as determined by you but in no event earlier than the time of purchase (as defined below) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

2.    Payment and Delivery.    Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Shares to you through the facilities of the Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on November 14, 2003 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter called the “time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Optional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Optional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 6 below with respect to the purchase of the Shares shall be made at the offices of Dewey Ballantine LLP at 1301 Avenue of the Americas, New York, New York at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Optional Shares, as the case may be.

3.    Representations and Warranties of the Company.    The Company represents and warrants to each of the Underwriters that:

(a)    the Company has not received nor has notice of any order of the Commission preventing or suspending the use of the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement or the Prospectus or instituting proceedings for that purpose, and the Basic Prospectus, the Prospectus Supplement and the Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act; the Company is eligible to use Form S-3 and the offering of the Shares complies with the requirements of Rule 415. Such registration statement, at the date of this Agreement, meets the requirements set forth in Rule 415 under the Act and complies in all material respects with said Rule 415; when the Registration Statement became effective, the Registration Statement and the Prospectus conformed in all material respects with the provisions of the Act, and the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement or the Prospectus; and neither the Company nor any of its affiliates has distributed any offering material in connection with the offer or sale of the Shares other than the Registration Statement and the Prospectus or any other materials, if any, permitted by the Act;

(b)    as of the date of this Agreement, the Company’s capitalization is as set forth in the unaudited condensed consolidated balance sheet of the Company set forth in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2003, except that subsequent to September 30, 2003 shares of Common Stock may have been issued upon the exercise of outstanding warrants that are disclosed in the Registration Statement and the Prospectus, upon the exercise of stock options issued under the Company’s stock option plans that are disclosed in the Registration Statement and the Prospectus and pursuant to the Company’s other employee benefit plans that are disclosed in the Registration Statement and the Prospectus; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

(c)    the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus;

(d)    the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, operations, prospects, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a “Material Adverse Effect”). The Company has no subsidiaries (as defined in the Act) other than as listed in Schedule A annexed hereto (the “Subsidiaries”); except as described in the Registration Statement and the Prospectus, the Company owns 100% of the outstanding capital stock of the Subsidiaries; except for the Subsidiaries or as described in the Registration Statement and the Prospectus, the Company does not own, directly or indirectly, any long-term debt or any equity interest in any firm, corporation, partnership, joint venture, association or other entity; complete and correct copies of the charter and bylaws or other organization documents of the Company and each of the Subsidiaries and all amendments thereto have been delivered to you; each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; each of the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of the properties or the conduct of its business requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

(e)    neither the Company nor any of the Subsidiaries is in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under) (each such breach, violation, default or event, a “Default Event”), (i) its charter, bylaws or other organizational documents, (ii) any obligation, agreement, covenant or condition contained in any license, permit, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties is bound or affected, (iii) any federal, state, local or foreign law, regulation or rule or (iv) any decree, judgment or order applicable to the Company, any of the Subsidiaries or any of their respective properties, other than, in the case of clause (ii), such Default Events as would not, individually or in the aggregate, have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, including the issuance and sale of the Shares and the consummation of the other transactions contemplated hereby, does not constitute and will not result in a Default Event under (w) any provisions of the charter, bylaws or other organizational documents of the Company or any of the Subsidiaries, (x) under any provision of any license, permit, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries or by which any of them or their respective properties may be bound or affected, (y) under any federal, state, local or foreign law, regulation or rule or (z) under any decree, judgment or order applicable to the Company, any of the Subsidiaries or any of their respective properties, except, in the case of clause (x) for such Default Events as would not, individually or in the aggregate, have a Material Adverse Effect;

(f)    this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company;

(g)    the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

(h)    the Shares have been duly and validly authorized by the Company and, when issued and delivered by the Company against payment therefor as provided herein, will be validly issued, fully paid and non-assessable;

(i)    no approval, authorization, consent or order of or filing with any national, state, local or other governmental or regulatory commission, board, body, authority or agency is required to be obtained or made by the Company or any of the Subsidiaries in connection with the issuance and sale of the Shares or the consummation by the Company of the other transactions contemplated hereby, other than registration of the offer and sale of the Shares under the Act, which has been or will be effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

(j)    except as set forth in the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company and (iii) no person has the right to act as an underwriter, or as a financial advisor to the Company, in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise, except for such rights as have been complied with or waived;

(k)    each of Ernst & Young LLP and PricewaterhouseCoopers LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants as required by the Act;

(l)    the Company and each of the Subsidiaries has all necessary licenses, permits, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule (collectively,

“Permits”), and has obtained all necessary authorizations, consents and approvals from other persons (collectively, “Approvals”), in order to conduct its business as described in the Registration Statement and the Prospectus, other than such Permits and Approvals the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, any such Permit or Approval the effect of which would, individually or in the aggregate, have a Material Adverse Effect;

(m)    all legal or governmental proceedings, contracts, leases or documents of a character required to be described in the Registration Statement or the Prospectus or any document incorporated by reference therein or to be filed as an exhibit to the Registration Statement or any document incorporated by reference therein have been so described or filed as required;

(n)    except as disclosed in the Registration Statement and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened to which the Company or any of the Subsidiaries or any of their respective directors or officers is a party or of which any of their respective properties is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which, if adversely decided, would result in a judgment, decree or order having a Material Adverse Effect or prevent consummation of the transactions contemplated hereby;

(o)    the financial statements, together with the related schedules and notes, included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; any pro forma financial statements or data included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with such financial statements and books and records of the Company; and there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and all disclosures contained in the

Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K under the Act, to the extent applicable;

(p)    subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, operations, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent, which is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any of the Subsidiaries, (iv) any change in the capital stock or outstanding indebtedness of the Company or any of the Subsidiaries (other than pursuant to the exercise of stock options and warrants described in the Registration Statement and the Prospectus as outstanding or the grant of stock options under stock option plans described in the Registration Statement and the Prospectus) or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; and the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46) which is not disclosed in the Registration Statement and the Prospectus;

(q)    the Company has obtained for the benefit of the Underwriters (i) the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of its executive officers and directors and (ii) a Lock-Up Agreement in the form heretofore approved by Goldman, Sachs & Co. of such other stockholders of the Company as have heretofore been specified by Goldman, Sachs & Co.; the Company will not release or purport to release any person from any Lock-Up Agreement or any existing lock-up arrangement (including with Amgen Inc.) during the Lock-up Period (as defined below) without the prior written consent of Goldman, Sachs & Co.;

(r)    the Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(s)    any statistical and market-related data included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(t)    neither the Company nor any of the Subsidiaries nor any of their respective affiliates has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(u)    the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents, when they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and/or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading;

(v)    the Company and each of the Subsidiaries maintain insurance of the types and in amounts reasonably adequate for their respective businesses (in each case, taking into account the size and stage of development of their respective businesses), including, but not limited to, insurance covering real and personal property owned or leased by the Company and each of the Subsidiaries against theft, damage, destruction, acts of vandalism and other risks customarily insured against, all of which insurance is in full force and effect;

(w)    neither the Company nor any of the Subsidiaries has sustained since the date of the latest financial statements included in the Prospectus any losses or interferences with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus or other than any losses or interferences which would not, individually or in the aggregate, have a Material Adverse Effect;

(x)    the Company and each of the Subsidiaries have good title to all real and personal property owned by them as described in the Registration Statement and the Prospectus, free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement and the Prospectus or such as would not, individually or in the aggregate, have a Material Adverse Effect; except as described in the Registration Statement and the Prospectus, any real property and buildings held under lease by the Company or any of the Subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as do not materially interfere with the use made and proposed to be made of such property and buildings by the Company or any of the Subsidiaries, as the case may be;

(y)    neither the Company nor any of the Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which would, individually or in the aggregate, result in a Material Adverse Effect;

(z)    the chief executive officer of the Company and the chief financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; the Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15 under the Exchange Act); and the Company is otherwise in compliance with all applicable provisions of the Sarbanes-Oxley Act;

(aa)    the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(bb)    all tax returns required to be filed by the Company and each of the Subsidiaries have been filed, other than those filings being contested in good faith, and all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of the Subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided;

(cc)    other than as set forth in the Registration Statement and the Prospectus, or as would not individually or in the aggregate have a Material Adverse Effect, the Company and the Subsidiaries own, co-own, possess, license or have other rights to use, all patents, trademarks, service marks, trade names, copyrights, trade secrets, proprietary rights and processes (“Intellectual Property”), which, to the Company’s knowledge, are necessary for their business as described in the Registration Statement and the Prospectus and which, to the Company’s knowledge, are necessary in connection with the commercialization of the products described in the Prospectus as being under development, and the Company and the Subsidiaries have taken those steps reasonably necessary to secure interests in such Intellectual Property; except as described in the Registration Statement and the Prospectus, the Company is not aware of any options, licenses or agreements of any kind relating to the Intellectual Property of the Company or the Subsidiaries that are outstanding and which are required to be described in the Registration Statement and the Prospectus, and, except as described in the Registration Statement and the Prospectus, neither the Company nor any of the Subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity which are required to be described in the Registration Statement and the Prospectus; except as described in the Registration Statement and the Prospectus, to the Company’s knowledge neither the Company nor any of the Subsidiaries has violated or infringed, or, by conducting its business as described in the Registration Statement and the Prospectus and commercializing the products under development described therein, to the Company’s knowledge, would violate or infringe any of the Intellectual Property of any other person or entity other than any such violation or infringement which would not individually or in the aggregate have a Material Adverse Effect;

(dd)    the clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company or any Subsidiary or in which the Company, any Subsidiary or its product candidates have participated that are described in the Prospectus or the results of which are referred to in the Prospectus were and, if still pending, are being conducted in accordance with standard medical and scientific research procedures; the descriptions in the Prospectus of the results of such studies and tests are accurate and complete in all material respects and fairly present the data derived from such studies and tests, and the Company and each Subsidiary has no knowledge of any other studies or tests the results of which are inconsistent with or otherwise call into question the results described or referred to in the Prospectus; except to the extent disclosed in the Registration Statement and the Prospectus, the Company and each Subsidiary has operated and currently is in compliance in all material respects with all applicable rules, regulations and policies of the U.S. Food and Drug Administration and comparable drug regulatory agencies outside of the United States (collectively, the “Regulatory Authorities”); and except to the extent disclosed in the Registration Statement and the Prospectus, the Company has not received any notices or other correspondence from the Regulatory Authorities or any other governmental agency requiring the termination, suspension or modification of any clinical or pre-clinical studies or tests that are described in the Prospectus or the results of which are referred to in the Prospectus;

(ee)    neither the Company nor any of the Subsidiaries has sent or received any notice of termination of any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination has been threatened by the Company or any of the Subsidiaries or any other party to any such contract or agreement;

(ff)    the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; since the date of the first evaluation of such disclosure controls and procedures, the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; and

(gg)    the Company has provided you true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company or any Subsidiary to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and on or after July 30, 2002, the Company has not, directly or indirectly, including through any Subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.

Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement at the time of purchase and, if applicable, the additional time of purchase shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered by such certificate. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 6 of this Agreement, counsel for the Company and counsel for the Underwriters will rely upon the accuracy and truth of the foregoing representations, and the Company hereby consents to such reliance.

4.    Certain Covenants of the Company.    The Company hereby agrees:

(a)    to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

(b)    to make available to the Underwriters in New York City, as soon as practicable after the execution and delivery of this Agreement, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare promptly upon request such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c)    to advise you promptly and (if requested by you) to confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective and (ii) when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rules);

(d)    to advise you promptly, confirming such advice in writing (if requested by you), of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and to file no such amendment or supplement to which you shall object in writing;

(e)    if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

(f)    to furnish to you for a period of five years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms, as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed and (iv) such other material information as you may reasonably request regarding the Company, in each case as soon as reasonably practicable after such reports, communications, documents or information become available;

(g)    to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Act which would require the making of any change in the Prospectus then being used, or in the information incorporated by reference, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

(h)    to make generally available to its security holders, and to deliver to you, as soon as reasonably practicable, but not later than 16 months after the date of this Agreement, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act and in the case of quarterly financial statements need not be audited) covering a period of 12 months beginning after the later of (i) effective date of the Registration Statement (as defined in Rule 158(c) of the Act) covering the Shares; (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and (iii) the date of the Company’s most recent annual report on Form 10-K filed with the Commission prior to the date of this Agreement;

(i)    to furnish to you five conformed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto);

(j)    to furnish to you as early as reasonably practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(e) hereof;

(k)    to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus;

(l)    to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issuance, sale and delivery of the Shares, (iii) the printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including associated filing fees and the reasonable legal fees and disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the Nasdaq National Market (“NASDAQ”) and any registration thereof under the Exchange Act, (vi) review of the public offering of the Shares by NASD Regulation, Inc. (including associated filing fees and the reasonable legal fees and disbursements of counsel for the Underwriters), (vii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offer and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (viii) the performance of the other obligations of the Company hereunder; provided, however, that except as otherwise set forth in this Agreement, the Underwriters shall pay their own costs and expenses, including the costs and expenses for their counsel;

(m)    for so long as the delivery of the Prospectus is required in connection with the offer or sale of the Shares, to furnish to you a reasonable period of time before filing with the Commission a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act and to not make any filing to which you reasonably object;

(n)    to not take, directly or indirectly, any action designed to or which may constitute or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(o)    not to sell, offer or agree to sell, contract to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any such securities or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, for a period of 90 days after the date hereof (the “Lock-up Period”), without the prior written consent of Goldman, Sachs & Co., except for (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus, (iii) the issuance of employee stock options not exercisable during the Lock-up Period pursuant to stock option plans described in the Registration Statement and the Prospectus other than up to an aggregate of 50,000 shares pursuant to employee stock options that are exercisable in part during the Lock-up Period, (iv) issuances of up to an aggregate of 5,000,000 shares of Common Stock to collaboration or strategic partners at a price per share equal to or greater than fair market value, provided that any such partner agrees in writing to be bound by the terms of the Lock-Up Agreement and (v) the issuance of Common Stock pursuant to the Company’s Employee Stock Purchase Plan to the extent described in the Registration Statement and the Prospectus;

(p)    to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, and to promptly notify you of such filing; and

(q)    if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement or any Abbreviated Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment or Abbreviated Registration Statement to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when such post-effective amendment or Abbreviated Registration Statement has become effective.

5.    Reimbursement of Underwriters’ Expenses.    If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company agrees, in addition to paying the amounts described in Section 4(l) hereof, to reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

6.    Conditions of Underwriters’ Obligations.    The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, as if made at the time of purchase or the additional time of purchase, as the case may be, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)    You shall have received at the time of purchase and, if applicable, at the additional time of purchase an opinion of Cooley Godward LLP, counsel for the Company, addressed to the Underwriters and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form reasonably satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, stating that:

(i)    the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as herein contemplated;

(ii)    each of the Subsidiaries identified in Schedule A of the Underwriting Agreement as having the State of Delaware as its jurisdiction of incorporation (the “Delaware Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus;

(iii)    to such counsel’s knowledge, the Company and the Delaware Subsidiaries are duly qualified to do business as a foreign corporation and are in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify would not have a material adverse effect on the business, operations, properties condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a whole;

(iv)    this Agreement has been duly authorized, executed and delivered by the Company;

(v)    the Shares have been duly authorized and, when issued and delivered to and paid for by the Underwriter, will be duly and validly issued and will be fully paid and non-assessable;

(vi)    the Company has, as of the time of purchase and, if applicable, the additional time of purchase, authorized shares of capital stock as set forth in the Company’s Form 10-Q for the quarterly period ended September 30, 2003, and no outstanding shares of preferred stock; as of September 30, 2003, the Company had outstanding shares of capital stock as set forth in the Prospectus Supplement under the caption “Prospectus Supplement Summary — The Offering”; the outstanding shares of capital stock of the Company (A) have been duly and validly authorized and issued and are fully paid and non-assessable and (B) were issued free from any preemptive or similar rights under the Delaware General Corporation Law (the “DGCL”) or the charter or bylaws or other organizational documents of the Company or any contract, commitment or instrument filed as an exhibit to the Registration Statement or listed on Schedule A attached to such opinion; the Shares, when issued, will be free of preemptive or similar rights under the DGCL or any contract, commitment or instrument filed as an exhibit to the Registration Statement or listed on Schedule A attached to such opinion; and the certificates for the Shares conform in all material respects to the form of certificate approved by the Board of Directors of the Company and conform to the requirements of the DGCL;

(vii)    all of the outstanding shares of capital stock of each of the Delaware Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except as disclosed in the Registration Statement and the Prospectus, are owned of record by the Company; to such counsel’s knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in any of the Delaware Subsidiaries are outstanding other than pursuant to Cumbre Inc. option plans to the extent described in the Registration Statement and the Prospectus;

(viii)    the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus;

(ix)    the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data and statistical data derived therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act;

(x)    the Registration Statement has become effective under the Act, and, to such counsel’s knowledge, no stop order with respect to the effectiveness thereof has been issued and, to such counsel’s knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act; and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424;

(xi)    no approval, authorization, consent or order of or filing with any national or state governmental or regulatory commission, board, body, authority or agency is required in connection with the execution and delivery of this Agreement and the issuance and sale of the Shares and consummation of the other transactions contemplated hereby other than those that have been obtained under the Act, the Exchange Act and the rules of the Nasdaq National Market and other than any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or any necessary approval of the Corporate Financing Department of NASD Regulation, Inc., as to which such qualification and approval such counsel need express no opinion;

(xii)    the execution, delivery and performance of this Agreement by the Company, including the consummation of the transactions contemplated hereby, do not constitute, and will not result in, a breach or violation of, or a default under (nor has any event occurred which with notice, lapse of time, or both, would result in any breach or violation of, or constitute a default under) (A) any provision of the charter or bylaws or other organizational documents of the Company or any of the Delaware Subsidiaries, (B) any provision of any license, permit, indenture, mortgage, deed of trust, note, bank loan or credit agreement or other evidence of indebtedness, any lease, contract or other agreement or instrument that is filed as an exhibit to the Registration Statement or listed on Schedule A attached to such opinion, (C) any federal or state law, regulation or rule (other than the state securities or blue sky laws and the rules of the NASD governing underwriter compensation, as to which such counsel need express no opinion) or (D) any decree, judgment or order known by such counsel to be applicable to the Company or any of the Delaware Subsidiaries (other than the state securities or blue sky laws and the rules of the NASD governing underwriter compensation, as to which such counsel need express no opinion) other than, in the case of clause (B) such breaches or violations or defaults as would not, individually or in the aggregate, have a material adverse effect on the business, operations, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a whole;

(xiii)    to such counsel’s knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus which have not been so filed, summarized or described;

(xiv)    to such counsel’s knowledge, there are no actions, suits, claims, investigations or proceedings pending or overtly threatened to which the Company or any of the Delaware Subsidiaries is subject or of which any of their respective properties is subject, whether at law, in equity or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, which are required to be described in the Prospectus but are not so described;

(xv)    the documents incorporated by reference in the Registration Statement and the Prospectus complied as to form, in all material respects, at the time such documents were filed with the Commission, with the requirements of the Exchange Act;

(xvi)    the Company is not and, after giving effect to the offer and sale of the Shares and assuming the initial investment of the proceeds therefrom as contemplated under the caption “Use of Proceeds” in the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act;

(xvii)    those statements in the Registration Statement and the Prospectus identified in Schedule B attached to such opinion that are descriptions of contracts, agreements or other legal documents or of legal proceedings, or refer to statements of law or legal conclusions, insofar as such statements purport to summarize legal matters or documents referred to therein, provide a fair summary of such legal matters or documents to the extent required under the Act; and

(xviii)    no person has the right, pursuant to the terms of any contract, agreement or other instrument filed as an exhibit to the Registration Statement or listed on Schedule A to such opinion to have any securities issued by the Company and owned by them included in the Registration Statement or sold in the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the transactions contemplated by this Agreement or otherwise, except for such rights as have been complied with or waived.

In addition, such counsel shall state that, in connection with the preparation of the Registration Statement and the Prospectus, such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and with representatives of the Underwriter, including its counsel, at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel has not independently verified, is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus and any amendments or supplements thereto (except as and to the extent stated in subparagraphs (viii) and (xvii) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes such counsel to believe that the Registration Statement (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial data and statistical data derived therefrom included in the Registration Statement or Prospectus) at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial data or statistical data derived therefrom included in the Registration Statement or Prospectus) at the date of such Prospectus or such supplement, and at the time of purchase or the additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)    You shall have received at the time of purchase and, if applicable, the additional time of purchase the opinion of Townsend and Townsend and Crew LLP, patent counsel for the Company, addressed to the Underwriters and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, in form reasonably satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, stating that:

(i)    Schedule A attached to such opinion (“U.S. Patents and Patent Applications”) lists U.S. patents and pending U.S. patent applications which have been or are being prosecuted by such counsel and which, to the best of such counsel’s knowledge, are either owned or co-owned by the Company. Where the Company is listed as the owner, either (A) an assignment from the inventors to the Company has been recorded or is being recorded in the United States Patent and Trademark Office, or (B) an assignment from the inventors to an intervening assignee and then to the Company has been recorded or is being recorded in the United States Patent and Trademark Office. Where the Company is listed as a co-owner, (A) an assignment from the inventors to the Company has been recorded or is being recorded in the United States Patent and Trademark Office, and (B) an assignment from the inventors to the other co-owner has been recorded or is being recorded in the United States Patent and Trademark Office. To the best of such counsel’s knowledge, there are no claims or potential claims to any ownership interest or liens on any of the patents or patent applications listed in Schedule A attached to such opinion by any party other than the Company or the other co-owners;

(ii)    Schedule B attached to such opinion (“non-U.S. Patents and Patent Applications”) lists non-U.S. patents and pending non-U.S. patent applications which have been or are being prosecuted by such counsel and which, to the best of such counsel’s knowledge, are owned or co-owned by the Company. To the best of such counsel’s knowledge, the named inventors of the non-U.S. patents and patent applications have either (A) executed an assignment to the Company or the other co-owner, or (B) are under an obligation to execute an assignment to the Company or the other co-owner. To the best of such counsel’s knowledge, there are no claims or potential claims to any ownership interest or liens on any of the non-U.S. patents or patent applications reflected in Schedule B attached to such opinion to any party other than the Company or the other co-owners;

(iii)    to the best of such counsel’s knowledge for each of the United States patents and patent applications reflected in Schedule A attached to such opinion, the Company has disclosed or intends to disclose to the United States Patent and Trademark Office all information known and believed to be material to patentability under the extant 37 C.F.R. § 1.56;

(iv)    to the best of such counsel’s knowledge, there are no pending or threatened legal or governmental proceedings relating to the U.S. patents and pending U.S. patent applications reflected in Schedule A attached to such opinion, other than proceedings before the United States Patent and Trademark Office that are carried out during the course of prosecution;

(v)    to the best of such counsel’s knowledge, each of the patent applications reflected in Schedules A and B attached to such opinion disclose patentable subject matter, and to the best of such counsel’s knowledge, the patents reflected in Schedules A and B attached to such opinion contain claims that are valid and enforceable;

(vi)    such counsel has been asked by the Company to review specific portions of Oncogene Sciences, Inc.’s (“OSI”) gene transcription patent estate and specific portions of The Salk Institute for Biological Studies’ (“Salk”) nuclear hormone receptor patent estate, and such counsel is unaware of any facts that would lead such counsel to believe that the Company lacks any patent rights or licenses from OSI or Salk necessary to conduct the current or prospective business of the Company as specified in the Prospectus Supplement;

(vii)    other than the disclosures set forth in the Company’s Prospectus dated March 22, 2000, filed with the U.S. Securities and Exchange Commission under the caption “Patents and Proprietary Rights,” and the licensing invitations provided to such counsel and to Underwriter’s counsel by the Company regarding the Housey patents, to the best of such counsel’s knowledge, (A) the Company has not received notice of any claim of infringement of any patents held by others, (B) there is no pending or threatened action, suit, proceeding or claim by others that the Company is infringing a patent and (c) such counsel is unaware of any facts that would lead such counsel to believe that development or commercialization of the Company’s product candidates, T67 and T607, described in the Prospectus Supplement, would infringe a third party patent, except for any infringement that would not materially or adversely affect the Company; and

(viii)    such counsel has carefully read and have analyzed the following portions of the Company’s Form 10-K for the fiscal year ended December 31, 2002 (the “Company’s Form 10-K”), and the Prospectus Supplement relating to patents or patent rights: (A) the disclosure appearing under the caption “Prospectus Supplement Summary” and under the captions “Risk Factors – Because it is difficult and costly to protect our proprietary rights, we cannot ensure their protection” and “Third-party claims of intellectual property infringement could require us to spend significant time and money and could prevent us from developing or commercializing our products” in the Prospectus Supplement, and (B) the disclosure under the headings “Corporate Collaborations” and “Patents and Proprietary Rights,” under the caption “Item 1. Business,” in the Company’s Form 10-K (collectively, such information is the “Patent Information”). Such counsel has considered the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements. Based upon and subject to the foregoing, nothing has come to such counsel’s attention, as of the date of the Prospectus Supplement and the time of purchase or the additional time of purchase, as the case may be, that leads such counsel to believe that the “Patent Information” contains an untrue statement of a material fact or omits to state a material fact in light of the circumstances in which they are made. As of the date of the Prospectus Supplement and the time of purchase or the additional time of purchase, as the case may be, such counsel has no reason to believe that the “Patent Information” is not in all material respects a fair and accurate summary of the legal matters, documents and proceedings relating thereto.

(c)    You shall have received at the time of purchase and, if applicable, the additional time of purchase the statement of Christopher Smith, Esq., internal patent counsel for the Company, addressed to the Underwriters and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, in form reasonably satisfactory to Dewey Ballantine LLP, counsel for the Underwriter, stating that nothing has come to such counsel’s attention that causes such counsel to believe that the statements in the Registration Statement and the Prospectus and the Incorporated Documents referencing Intellectual Property matters, at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that such above described portions of the Prospectus and at the date of the Prospectus and at all times leading up to and including the time of purchase or the additional time of purchase, as the case may be, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)    You shall have received at the time of purchase and, if applicable, the additional time of purchase the opinion of Dewey Ballantine LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, with respect to the issuance and sale of the Shares by the Company, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Underwriters may require.

(e)    You shall have received from each of Ernst & Young LLP and PricewaterhouseCoopers LLP letters dated, respectively, the date of this Agreement and the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms heretofore approved by Dewey Ballantine LLP, counsel for the Underwriters.

(f)    No amendment or supplement to the Registration Statement or Prospectus, or document which upon filing with the Commission would be incorporated by reference therein, shall at any time have been filed to which you have reasonably objected in writing.

(g)    The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M. New York City time on the second full business day after the date of this Agreement.

(h)    Prior to the time of purchase and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(i)    Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) no material and adverse change or any development involving a prospective material and adverse change (other than as specifically described in the Registration Statement and Prospectus), in the business, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, taken as a whole, shall occur or become known and (ii) no transaction which is material to the Company shall have been entered into by the Company or any of the Subsidiaries.

(j)    The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate signed by two of the Company’s executive officers to the effect that the representations and warranties of the Company as set forth in this Agreement are true and correct as of each such date as if made on each such date, that the Company has performed such of its obligations under this Agreement as are to be performed at or before the time of purchase and the conditions set forth in paragraphs (h) and (i) of this Section 6 have been met.

(k)    You shall have received the letters referred to in Section 3(q).

(l)    The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the date hereof, the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(m)    The Shares shall have been approved for listing for quotation on NASDAQ, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

7.    Effective Date of Agreement; Termination.    This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change, or any development involving a prospective material adverse change, in the business, operations, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a whole which would, in the judgment of the Representatives, make it impracticable or inadvisable to proceed with the offering or delivery of the Shares on the terms and in the manner contemplated by the Prospectus or (y) at any time prior to the time of purchase (i) trading in securities on the New York Stock Exchange, the American Stock Exchange or NASDAQ shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or NASDAQ, (ii) a general moratorium on commercial banking activities shall have been declared by either the Federal or New York State authorities or there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States or (iii) there is an outbreak or escalation of hostilities or acts of terrorism involving the United States or the declaration by the United States of a national emergency or war or an occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering or the delivery of the Shares on the terms and in the manner contemplated by the Prospectus.

If you elect to terminate this Agreement as provided in this Section 7, the Company shall be notified promptly by letter or telegram from you.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(1), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8.    Increase in Underwriters’ Commitments.

(a)    If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at the time of purchase and, if applicable, the additional time of purchase, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares or the Company notifies you that they have so arranged for the purchase of such Shares, you or the Company shall have the right to postpone time of purchase and, if applicable, the additional time of purchase for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 8 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the Shares to be purchased at the time of purchase or the additional time of purchase, as the case may be, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at the time of purchase or the additional time of purchase, as the case may be, and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at the time of purchase or the additional time of purchase, as the case may be, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the additional time of purchase, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in this Agreement and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

9.    Indemnity and Contribution.

(a)    The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement or the Prospectus, as any of the foregoing may be amended or supplemented from time to time), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in, such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of any material fact contained in any written or electronic materials, if any, used in connection with the marketing of the Shares, including, without limitation, slides, videos, films and tape recordings, which are provided by the Company or based upon information furnished by or on behalf of the Company.

If any action, suit or proceeding (together, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without the written consent of the Company, but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without the Company’s written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b)    Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ their or its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(c)    If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d)    The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(e)    The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls any of the foregoing within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the officers or directors of the Company in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

10.    Notices.    In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Goldman, Sachs & Co., 32 Old Slip, 21st Floor, New York, New York 10005, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9 hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

11.    Information Furnished by the Underwriters.    The statements set forth in the last paragraph of the cover page of the Prospectus Supplement and in the seventh paragraph under the caption “Underwriting” in the Prospectus Supplement constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 9 hereof.

12.    Governing Law; Construction.    This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13.    Submission to Jurisdiction.    Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and you and the Company consent to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against an Underwriter or any indemnified party. Each of the Underwriters and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and Goldman, Sachs & Co. each agrees that a final judgment not subject to appeal in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding thereupon, and may be enforced in any other courts in the jurisdiction to which the Company or Goldman, Sachs & Co. is or may be subject, by suit upon such judgment.

14.    Parties at Interest.    The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and, to the extent provided in Section 9 hereof, the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15.    Counterparts.    This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

16.    Successors and Assigns.    This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

TULARIK INC.

By:	/s/ William J. Rieflin

Name: William J. Rieflin
Title: Executive Vice President

Accepted and agreed to as of the date

first above written:

Goldman, Sachs & Co.

SG Cowen Securities Corporation

UBS Securities LLC

SunTrust Capital Markets, Inc.

By:	/s/ Goldman, Sachs & Co.

(Goldman, Sachs & Co.)

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Over- allotment Option Exercised
Goldman, Sachs & Co.	3,300,000	495,000
SG Cowen Securities Corporation	1.050,000	157,500
UBS Securities LLC	1,050,000	157,500
SunTrust Capital Markets, Inc.	600,000	90,000

Total	6,000,000	900,000

SCHEDULE A

Subsidiaries

Name	Jurisdiction of Incorporation
Amplicon Corporation	Delaware
Tularik Pharmaceutical Company	Delaware
Tularik GmbH	Germany
Tularik Limited	United Kingdom
Cumbre Inc.	Delaware

EXHIBIT A

Tularik Inc.

Common Stock

($0.001 par value)

                                , 2003

Goldman, Sachs & Co.

SG Cowen Securities Corporation

UBS Securities LLC

SunTrust Capital Markets, Inc.

As representatives of the several Underwriters

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Ladies and Gentlemen:

This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among Tularik Inc. (the “Company”) and you, as the Underwriter, with respect to the public offering (the “Offering”) of common stock of the Company (the “Common Stock”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that from the date hereof through and including the 90th day after the date of the final prospectus relating to the Offering, the undersigned will not, directly or indirectly, without the prior written consent of Goldman, Sachs & Co., (i) sell, offer to sell, contract to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder with respect to, any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such security, except for the exercise of any stock option by the undersigned, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of or sale to the Underwriters of any Common Stock pursuant to the Offering and the Underwriting Agreement, (b) bona fide gifts, provided that the recipient or recipients thereof agree in writing to be bound by the terms of this Lock-Up Letter Agreement or (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing to be bound by the terms of this Lock-Up Letter Agreement.[1] For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendant, father, mother, brother or sister of the undersigned. The restrictions of this paragraph shall have no effect on any bona fide pledges of shares of Common Stock entered into by the undersigned prior to the execution of this Lock-Up Letter Agreement.

*         *         *

[1]	The letter to be delivered by Dr. Rosen would include the additional exception:

“or (d) dispositions of not more than an aggregate of 10,000 shares of Common Stock issued to the undersigned.”

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, from the date hereof through and including the 90th day after the date of the final prospectus relating to the Offering, the undersigned will not, directly or indirectly, without the prior written consent of Goldman, Sachs & Co., make any demand for, or exercise any right with respect to, the registration of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock.

This Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from the undersigned’s obligations hereunder (i) upon the date the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) upon the date the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn or (iii) upon the date the Underwriting Agreement is terminated, for any reason, prior to the time of purchase (as defined in the Underwriting Agreement).

Very truly yours,

Name: